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                                                                    EXHIBIT 4.8

                            FORM OF LOCKUP AGREEMENT
                            ------------------------

                              _____________, 1997


Paulson Investment Company, Inc.
811 S.W. Front Avenue, Suite 200
Portland, OR 97204

Re:  Caring Products International, Inc.
     Proposed Public Offering of Securities

Gentlemen:

     In consideration of your agreeing to act as managing underwriter for the public offering (the "Offering") of Units, consisting of Common Stock and Warrants (or such other securities as may be reflected in the underwriting agreement executed in connection with the Offering) of Caring Products International, Inc. (the "Company"), pursuant to an effective registration statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned agrees that, if the Offering is closed:

     1. Prior to one year from the effective date of the Registration Statement (the "Effective Date"), the undersigned will not offer to sell, sell, contract to sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock owned by the undersigned, or request the registration for the offer or sale of any of the foregoing (or as to which the undersigned has or acquires the power to direct the disposition of) otherwise than:

         (a) as a gift or gifts, provided the donee or donees thereof agree with you in writing to be bound by the restrictions contained in this letter agreement; or

         (b)  with your prior written consent.

     2. Prior to five years from the Effective Date, the undersigned will give you prior written notice of any sales made by the undersigned pursuant to Rule 144 under the Securities Act, or similar provisions of law or regulations enacted after the Effective Date.

     This agreement shall be binding upon any pledgee or other transferee of the undersigned with respect to the subject securities and shall also be binding upon the heirs, legal representatives and assigns of the undersigned. Any attempted sale, transfer or other disposition in violation of this agreement shall be void.

                                        Sincerely,


                                        _______________________________________
                                        [Name of Officer/Director]